Exhibit 10.10.1
     Memorandum


     To:      Monique Marcus
     CC:      Personnel File & Lynn Brogis
     From:    Al Dominick
     Date:    12/15/04
     Re:      2004 Change of Control Program
     Attach:  Key Employee "Change of Control" Program for 2004

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     I am pleased to inform you that the Compensation  Committee of the Board of
     Directors has adopted a Change of Control Program for 2004 of which you have been designated as a participant. This benefit is being provided to a very small group of senior level key individuals whose contributions are vital to InteliData's continuing success.

     The purpose of the Program is to provide you some degree of security in the event that your employment is terminated as a result of a change in control of the Company during 2004. Refer to the attached detailed description for specifics of the Program.

     Please feel free to speak with Lynn Brogis, Lisa Bontemps or myself if you have any questions regarding this Program.

     In the meantime, keep up the good work and I appreciate your efforts in making our business a success.

               Key Employee "Change of Control" Program for 2004
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Purpose: The purpose of this program is to encourage retention of certain key
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senior managers of the Company (Participants") during a period when a "Change of
Control" (as defined) could possibly result in the termination of Participant's employment. This Program is designed to provide a level of security to the Participants that will provide some stability to the senior management team.

Participant Eligibility: After considering the recommendation of the Chief
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Executive Officer, the Compensation Committee of the Board of Directors shall identify those key employees who will be designated as Participants in the Program. Participants will be notified by the Chief Executive Officer in writing of their eligibility and the terms of the Program.

Change of Control: For purposes of this Program, a "Change of Control" shall be
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deemed to have occurred if the conditions set forth in one of the following paragraphs shall have been satisfied:

         (i) Any person, or any persons acting together which would constitute a "group" for purposes of section 13(d) of the Securities Exchange Act of 1934, together with any affiliate thereof shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; or

         (ii) Any event or series of events that results in the Directors on the Board of Directors, who were Directors prior to the event or series of events, to cease to constitute a majority of the Board of Directors of any parent of or successor to the Company; or

         (iii) The merger, consolidation or reorganization (a) in which the Company is the continuing or surviving corporation, (b) in which the Company is not the continuing or surviving corporation, or (c) pursuant to which the Company's common stock would be converted into cash, securities or other property, except in the case of either (a), (b), or (c), a consolidation or merger of the company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction; or

         (iv) The consummation of a tender or exchange offer for shares of the Company's Common Stock (other than tender or exchange offers made by the Company or Company-sponsored employee benefit plans); or

         (v) The sale or transfer of all or substantially all of the assets of the Company to another corporation or to any person or entity; or

         (vi) The Board of Directors of InteliData approves a plan of complete or partial liquidation of InteliData or an agreement for the sale or disposition by InteliData of all or substantially all of its assets.

         For purposes of this Section, "Person" shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries or affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Program Benefit: In the event that the employment of a Participant is terminated
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without cause by the Company, or its successor, either (i) within 3 months prior to a Change of Control, or (ii) within 12 months subsequent to a Change of Control, then the Participant shall receive the following benefits (the "Benefits"):

         (a) A lump sum payment of twelve (12) months salary shall be paid within thirty (30) days of (i) termination (if subsequent to a Change of Control), or (ii) the date of a Change of Control (if termination is prior to a Change of Control).

         (b) All stock options and stock awards granted to the Participant shall continue vesting for one year from termination of employment and the period for exercising options shall be extended for one year from termination of employment. Provided, however, no option shall be extended beyond any option expiration date or period established by the Option Plan authorizing such option grant.

         In order to receive the Benefits, Participant must execute a Separation Agreement and Release substantially in the form of the Company's standard form of agreement for employees who are paid severance.

Exceptions: A Participant may accept severance benefits greater than these
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provided under this Program through (i) a severance policy of the Company, (ii)
the terms of an employment agreement, or (iii) any other agreement with the Company. In such cases, no additional cash payment will be made under this Program. Benefits paid under this Program shall be in place of any other lesser severance benefits paid under other company policies.

Period of the Program: The Program shall only be effective for a Change of
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Control during calendar year 2004. The Compensation Committee may at its option renew the Program or amend the Program for any subsequent period.

No Guarantee of Employment: This Program shall only apply to a termination
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associated with a Change of Control and shall not be construed as an employment agreement or as a guarantee of future employment for any specified time.